Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Harcourt General, Inc. on Form S-3 of our reports dated December 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Harcourt General, Inc. for the year ended October 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 1, 2000